UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 30, 2008

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2008, Parametric Technology Corporation (“PTC”) entered into a Consulting Agreement with Professor Michael Porter, a director of PTC. Under the agreement, Professor Porter will consult with our executives on strategic matters and participate in preparing and presenting executive management seminars sponsored by PTC. In consideration for providing the strategic consulting services, we made a one-time grant of 2,041 shares of restricted stock to Professor Porter, the restrictions on which will lapse on the earlier of July 30, 2009 or the date PTC terminates the agreement without cause. He will also receive a fee of $15,000 for each executive management seminar in which he participates. The agreement will terminate on August 1, 2009 unless earlier terminated by either party. If the agreement is terminated prior to July 30, 2009 either by PTC for cause or by Professor Porter, the shares of restricted stock will be forfeited. The agreement supersedes the Amended and Restated Consulting Agreement dated as of July 28, 2005 by and between PTC and Professor Porter, which has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: July 31, 2008	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel and Clerk

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